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                                                                   EXHIBIT 16.1

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen,

We have read Item 4 of the Current Report on Form 8-K/A of Regency Equities Corp. dated February 5, 2001 and agree with the statements made therein insofar as they relate to our firm.




                                       BDO Seidman, LLP





Los Angeles, California
February 16, 2001